ESCROW AGREEMENT

THIS AGREEMENT made as of the 31st day of March, 2010.

AMONG:

KORE NUTRITION INCORPORATED, a company incorporated
pursuant to the laws of the State of Nevada and having an address at
2505 Anthem Village, Suite E-460, Henderson, Nevada 89052

(“Kore”)

AND:

CANE CLARK LLP, a law firm having an office at 3273 E. Warm
Springs Road, Las Vegas, Nevada 89120

(the “Escrow Agent”)

AND:

EACH OF THE UNDERSIGNED SHAREHOLDERS OF KORE

(collectively the “Shareholders”, each, a “Shareholder”)

WHEREAS:

A. Kore and the Shareholders wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement, an aggregate of 4,885,011 common shares in the capital of Kore (each, a “Share”), in the amounts listed opposite each Shareholder’s name in Schedule A attached hereto, in connection with the closing of the Share Exchange Agreement dated February 26, 2010 (the “Share Exchange Agreement”) between Kore, Go All In, Inc. and the shareholders of Go All In, Inc.; and

B. Pursuant to the terms of the Share Exchange Agreement, the Shareholders have agreed that the Shares will be held by the Escrow Agent and released only in accordance with this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.	In this Agreement:

	(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

	(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

ARTICLE 2 - DEPOSIT INTO ESCROW

2.

The Shareholders and Kore will, upon execution of this Agreement and the closing of the Share Exchange Agreement, deliver certificates of Kore representing the Shares to the Escrow Agent in such number as to easily allow the Escrow Agent to distribute them in accordance with Exhibit B of this Agreement, and the Escrow Agent will hold the Shares in escrow subject to the terms and conditions of this Agreement.The Shareholders hereby appoint the Escrow Agent as the agent and attorney-in-fact for and on behalf of the Shareholders in respect of the Shares, on the terms and subject to the conditions set forth herein

ARTICLE 3 - ESCROW PROVISIONS

3.

The Shareholders and Kore hereby direct the Escrow Agent to retain the Shares and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

4.

Unless prohibited by an order of a court of competent jurisdiction, the Escrow Agent will release from escrow and deliver to the Shareholders the number of Shares set out next to each Shareholder’s name in Schedule A attached hereto, in accordance with the release schedule in Schedule B.

5.	The Escrow Agent is authorized by each of the Shareholders and Kore to make the deliveries required by Article 3 of this Agreement.

6.

If, at any time after the date of this Agreement, Kore subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding common shares into a greater number of common shares, any Shares held in escrow immediately prior to such subdivision will be proportionately increased. If, at any time after the date of this Agreement, Kore combines (by combination, reverse stock split or otherwise) its outstanding common shares into a smaller number of common shares, any Shares held in escrow immediately prior to such combination will be proportionately decreased. Any adjustment under this Section 6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.

With respect to the preparation of this Agreement and the rights and obligations herein, each of the parties to this Agreement acknowledges and agrees that all parties to this Agreement have been advised to seek, and have sought or have otherwise waived, independent legal advice with respect to this Agreement and the documents delivered pursuant hereto.

ARTICLE 4 - ESCROW AGENT

8.

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

9.

All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, at the addresses provided by the parties from time to time.

10.	This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

11.

This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

12.

Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

13.

The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the internal laws of the State of Nevada without reference to principles and conflicts of laws. The parties hereto submit to the jurisdiction of the state and federal courts sitting in Las Vegas, Nevada with respect to any dispute or controversy arising under this Agreement.

14.	The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by each Kore and the Shareholders.

15.

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law (other than Escrow Agent itself) shall be conclusive evidence of such good faith.

16.

The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

17.

The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder.

18.

The Escrow Agent shall be entitled to employ such legal counsel, and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.

The Escrow Agent has acted as legal counsel for Go All In, Inc., and may continue to act as legal counsel for Go All In, Inc. from time to time, notwithstanding its duties as the Escrow Agent hereunder. Each Kore and Shareholder consents to the Escrow Agent in such capacity as legal counsel for Go All In, Inc. and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. Kore and Shareholders understand and acknowledge that the Escrow Agent, Kore and the Shareholders are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

19.

The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to Kore and Shareholders. In the event of any such resignation, Kore and Shareholders shall appoint a successor Escrow Agent.

20.

If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

21.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of the Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (ii) to deliver the Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State of Nevada in accordance with the applicable procedure therefore.

22.

Kore and Shareholders agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses (including reasonable attorneys’ fees) in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby, other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

23.

In the event any vote is submitted to the holders of common stock at any time while the Shares are held by Escrow Agent, Kore and Shareholders acknowledge that for purposes of such vote, such Shares shall be deemed to be held beneficially and of record by the Shareholders and the vote of the Shareholders with respect to the Shares deposited in escrow under this Agreement shall be deemed to be counted as if such Shares were not the subject of this Agreement.

24.	Time is of the essence of this Agreement.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

KORE NUTRITION INCORPORATED

Per:	/s/ Katherine Rodgers
Authorized Signatory

CANE CLARK LLP

Per:	/s/ Scott Doney
Authorized Signatory

EXECUTED by JEFF TODD in the presence	)
of:	)
)
Signature	)
)
Print Name	)	/s/ Jeff Todd
	)	JEFF TODD
Address	)
)
)
)
Occupation	)
EXECUTED by JON C. CHAN, LLC in the	)
presence of:	)
)
)
Signature	)
	)	/s/ Jon C. Chan
Print Name	)	JON C. CHAN, LLC
	)	BY: JOHNNY CHAN
Address	)
)
)
)
Occupation	)

EXECUTED by JASON CHI CHAN, LLC in	)
the presence of:	)
)
)
Signature	)
	)	/s/ Jason Chi Chan
Print Name	)	JASON CHI CHAN, LLC
	)	BY: JASON CHAN
Address	)
)
)
)
Occupation	)

EXECUTED by SCOTT D. COON in the	)
presence of:	)
)
)
Signature	)
	)	/s/ Scott D. Coon
Print Name	)	SCOTT D. COON
)
Address	)
)
)
)
Occupation	)

SCHEDULE A

Name of Shareholder	Address	Number of Shares Deposited Into Escrow
Jeff Todd		0
Johnny Chan	13337 S. Street #38 Cerritos, CA 90703	2,305,163
Jason Chan	2506 Anthem Village, Suite E460 Henderson, NV 89052	450,374
Scott D. Coon	613 31st St Manhattan Beach, CA 90266	2,129,474
TOTAL:		4,885,011

SCHEDULE B

Release Schedule for Jon C. Chan, LLC

Release Date	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
18 months after the Closing Date	17.5%	403,404
24 months after the Closing Date	17.5%	403,404
30 months after the Closing Date	17.5%	403,404
36 months after the Closing Date	17.5%	403,404
42 months after the Closing Date	17.5%	403,404
48 months after the Closing Date	12.5	288,143
TOTAL:	100%	2,305,163

SCHEDULE B

Release Schedule for Jason Chi Chan, LLC

Release Date	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
18 months after the Closing Date	17.5%	78,815
24 months after the Closing Date	17.5%	78,815
30 months after the Closing Date	17.5%	78,815
36 months after the Closing Date	17.5%	78,815
42 months after the Closing Date	17.5%	78,815
48 months after the Closing Date	12.5	56,299
TOTAL:	100%	450,374

SCHEDULE B

Release Schedule for Scott D. Coon

Release Date	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
18 months after the Closing Date	17.5%	372,658
24 months after the Closing Date	17.5%	372,658
30 months after the Closing Date	17.5%	372,658
36 months after the Closing Date	17.5%	372,658
42 months after the Closing Date	17.5%	372,658
48 months after the Closing Date	12.5	266,184
TOTAL:	100%	2,129,474